UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 15, 2008

Auburn Bancorp, Inc.

(Exact name of registrant as specified in its charter)

United States		26-2139168
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

256 Court Street, P.O. Box 3157, Auburn, Maine	04212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (207) 782-0400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

      On August 15, 2008, Auburn Bancorp, Inc. (the “Company”) issued a press release announcing that it closed its minority stock offering on Friday, August 15, 2008. Shares of Auburn Bancorp, Inc. common stock are expected to begin trading on the OTC Bulletin Board on Monday, August 18, 2008 under the symbol “ABBB”.

      A total of 226,478 shares of Auburn Bancorp, Inc. common stock were sold in the offering. In addition, Auburn Bancorp, MHC holds 276,806 shares of common stock, or 55% of the outstanding shares of common stock.  Subscribers in the offering received all shares for which they subscribed.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release - Auburn Savings Bank announces closing of minority stock offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN BANCORP, INC.
(Registrant)

Date: August 15, 2008	By:	/s/ Allen T. Sterling
Name: Allen T. Sterling
Title: President and
Chief Executive Officer